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                                                                    EXHIBIT 23.7


                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

         I hereby consent to the use of my name and any references to me as a person nominated to become a director of Reliant Resources, Inc. a Delaware corporation (the "Company"), in the Registration Statement of the Company on Form S-1, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.


         Dated: December 20, 2000



                                             /s/ Lowry Mays
                                                 ---------------------------
                                                 Lowry Mays